EXHIBIT 16

COMPUTATION OF PERFORMANCE QUOTATION

Money Market Portfolio

(A)  Average yield for the 7 day period ending
December 31, 1997

             Daily dividend per PC  (Net of
             expenses)

                    25             0.000149304
December
                    26             0.000148914
                    27             0.000148914
                    28             0.000148914
                    29             0.000149757
                    30             0.000150490
                    31             0.000151992
                                   -----------

Base period                        0.001048285
return

Formula

Average yield  =  Base period returns  *  (365/7)

                        0.0010482   *
                     =         85 (365/7)

                        0.0547
                     =

                        5.47%
                     =


(B) Effective yield for the 7 day period ending December 31,1997

Formula

Effective yield  =  ((Base period return
+1) @ (365/7)) -1

                        (1.001048285 @
                     =  (365/7)) -1

                        0.0561518
                     =  2

                        5.62%
                     =





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Government/REPO Portfolio

(A)  Average yield for the 7 day period ending
December 31, 1997

             Daily dividend per PC  (Net of
             expenses)

               December 25                   0.000151057

                        26                   0.000150038
                        27                   0.000150038
                        28                   0.000150038
                        29                   0.000152955
                        30                   0.000154219
                        31                   0.000156702
                                             -----------

Base period                                  0.001065047
return

Formula

Average yield  =  Base period returns
 *  (365/7)

                        0.0010650   * (365/7)
                     =         47

                        0.0555
                     =

                        5.55%
                     =

(B) Effective yield for the 7 day period ending December 31,1997

Formula

Effective yield  =  ((Base period return +1)
  (365/7)) -1

                        (1.001048285 @
                     =  (365/7)) -1

                        0.0570743
                     =  5

                        5.71%
                     =




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Short-Term
Portfolio

     (A)    30 day yield for period ending
           December 31, 1997

           A = Interest earned during the                           237,544
           period

           B = Expenses accrued during the                           12,309
           period

           C = Average PCs outstanding during the                 4,987,987
           period

           D = Maximum offering price on last day                      9.97
           of period

           Formula

           30 day yield = 2 (((((A-B) / (C * d))
           + 1) @ 6) - 1)
                        =
                    2(((225,235/49,730,230)+1)@6)-
                    1)

                        =   0.05497

                        =     5.50%